UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2020

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

Beginning on September 21, 2020, certain executive officers of MiMedx Group, Inc. (the “Company” or the “Registrant”) will hold conference calls with institutional investors. A copy of the presentation materials to be used during these calls is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. All information in the presentation materials speak as of the date thereof, and MiMedx does not assume any obligation to update such information in the future.

Item 8.01	Other.

On September 21, 2020, the Company (1) announced a range of expected net sales for the quarter that will end September 30, 2020, and (2) announced that it will hold the 2020 annual meeting of the Company’s shareholders (the “2020 Annual Meeting”) on November 20, 2020. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Any shareholder proposals or nominations under the Company’s Amended and Restated Bylaws must be received by the Company on or before October 1, 2020 and otherwise comply with the Company’s Amended and Restated Bylaws. For any proposal to be included in the Company’s proxy statement for the 2020 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, such proposal must be received by the Company on or before October 1, 2020 and otherwise comply with the requirements of Rule 14a-8.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Slide presentation dated September 21, 2020.

99.2	Press release dated September 21, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Date: September 21, 2020	By:	/s/ Peter M. Carlson
Peter M. Carlson Chief Financial Officer